UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

MOVIE GALLERY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-24548	63-1120122
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

900 West Main Street

Dothan, Alabama 36301

(Address of principal executive offices)

Registrant’s telephone number: (334) 677-2108

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2008, Movie Gallery, Inc. and each of its affiliates organized in the United States consummated the transactions contemplated by the Second Amended Joint Plan of Reorganization of Movie Gallery, Inc. and Its Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code (as it has been amended, modified and supplemented, the “Plan”), dated April 9, 2008, as confirmed by the order of the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division entered on April 10, 2008, and emerged from chapter 11 in accordance with the Plan. Pursuant to the terms of the Plan, we will reserve 2,828,226 shares of our common stock for future issuance as grants of equity, restricted stock or options under a management and directors equity incentive plan, the terms of which will be determined by our board of directors.

On June 11, 2008, our board of directors adopted the Movie Gallery, Inc. 2008 Omnibus Equity Incentive Plan (“Equity Incentive Plan”). The holders of a majority of the outstanding shares of our common stock approved the Equity Incentive Plan on June 11, 2008.

The Equity Incentive Plan authorizes the issuance of an aggregate of 2,828,226 shares of our common stock in connection with the grant of non-statutory stock options, incentive stock options, stock appreciation rights, restricted shares, performance units, performance shares, dividend equivalents or other stock-based awards. The persons eligible for awards under the Equity Incentive Plan are any employee, officer, non-employee director or non-employee consultant of our company or our subsidiaries. No person may be granted awards in excess of 1,131,290 shares in any calendar year (subject to adjustment for certain transactions).

The compensation committee of our board of directors will administer the Equity Incentive Plan and has the authority, subject to the terms of the Equity Incentive Plan, to determine and designate the persons to whom awards will be made and the terms, conditions and restrictions applicable to each award (including, but not limited to, the option price, any restriction or limitation, any vesting schedule or acceleration thereof, any forfeiture restrictions and performance goals and criteria); provided that our full board of directors will administer awards to our non-employee directors.

The Equity Incentive Plan shall remain in effect until the earlier of May 20, 2018 or the date all shares of common stock subject to the Equity Incentive Plan shall have been purchased or acquired and the restrictions of all restricted shares granted under the Equity Incentive Plan shall have lapsed.

A copy of the Equity Incentive Plan is being filed as Exhibit 10.1 to this report and is incorporated herein by reference. A copy of the form of stock option agreement for the Equity Incentive Plan is being filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Movie Gallery, Inc. 2008 Omnibus Equity Incentive Plan

10.2	Form of Stock Option Agreement for the Movie Gallery, Inc. 2008 Omnibus Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2008

MOVIE GALLERY, INC.

By:	/s/ S. Page Todd
S. Page Todd
Executive Vice President, Secretary and General Counsel